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                                                                   EXHIBIT 10.42

                             STOCK OPTION AGREEMENT

        This Stock Option Agreement (the "Agreement") dated as of December 19, 1997 is entered into between THE HARVEY ENTERTAINMENT COMPANY, a California corporation ("Company"), and Charles Day ("Optionee"). This Option is granted under, and is governed by, the Company's 1997 Stock Option Plan (the "Plan").

        1. GRANT OF OPTION. The Company hereby grants to Optionee the option ("Option") to purchase upon, and subject to, the terms and conditions set forth herein, all or any part of 5,000 shares of Company's common stock ("Common Stock") at a price of $11.00 per share. The Option granted hereunder is not intended to qualify as an "Incentive Stock Option" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended.

        2. TERM AND EXERCISABILITY.

               (a) The term of the Option granted hereunder shall commence as of the date hereof and shall terminate on the tenth anniversary hereof (the "Expiration Date"), unless sooner terminated in accordance with the provisions set forth herein or in the Plan;

               (b) The Option shall vest over a two-year period in accordance with the following schedule: (i) on the first anniversary hereof with respect to one-half of the number of shares of Stock subject to the Option, (ii) on the second anniversary with respect to the remaining one-half of the shares of Stock subject to the Option, and (vi) as otherwise provided pursuant to Sections 2(c) and (d) hereof or in accordance with the Plan;

               (c) The Option shall vest in its entirety and be immediately exercisable upon the consummation of a merger, consolidation or other reorganization of the Company, completion of a tender offer for more than 50% of the Company's outstanding capital stock or sale of all or substantially all of the assets of the Company to any person other than AKAUSA Limited and its affiliates (a "Change of Control"). On a Change of Control, the following provisions shall apply:

                    (i) In the event of a Change of Control in which the
                consideration received by the Company's shareholders in exchange for their shares of the Company's Common Stock consists solely of cash, the Option shall be deemed to have been exercised in full immediately prior to the consummation of such Change of Control and, in connection with such exercise, Optionee shall receive a cash amount equal to the difference between the exercise price of the Option and the price per share of Common Stock received by the holders of the Company's Common Stock pursuant to such Change of Control.

                    (ii) In the event of a Change of Control in which the
                consideration received by the Company's shareholders in exchange for their shares of the Company's Common Stock does not consist solely of cash, the Option shall thereafter be exercisable for the number of shares of stock or other securities and the amount of cash or other property, if any, that Optionee would have received pursuant to such Change of Control in respect of the shares of Common Stock


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                underlying the Option had the Option been exercised immediately prior thereto.

               (d) If the Optionee's employment by the Company terminates for any reason other than good cause, death or disability, the Option shall be exercisable only to the extent it is exercisable on the effective date of the Optionee's termination of employment and may thereafter be exercised by the Optionee until and including the earliest to occur of (i) the date which is three (3) months after the effective date of the Optionee's termination of employment and (ii) the Expiration Date of the Options.

               (e) If the Optionee's employment by the Company terminates by reason of death or disability, the Option shall be exercisable only to the extent it is exercisable on the date of death or disability and may thereafter be exercised by the Optionee until and including the earliest to occur of (i) the date which is one (1) year after the date of death or disability and (ii) the Expiration Date.

               (f) If the Optionee's employment by the Company terminates for good cause, the Option shall terminate automatically on the effective date of the Optionee's termination of employment.

               (g) If the Optionee dies during the period set forth in Section 2(e) following termination of employment by reason of disability, or if the Optionee dies during the period set forth in Section 2(d) following termination of employment for other than good cause, the Option shall be exercisable only to the extent it is exercisable on the date of death and may thereafter be exercised by the Optionee's Legal Representative or Permitted Transferees, as the case may be, until and including the earliest to occur of (i) the date which is one (1) year after the date of death and (ii) the Expiration Date. After death, such Option may, to the extent that it remains unexercised (but exercisable by the Optionee according to such Option's terms) upon the date of such death, be exercised by the person or persons to whom the Optionee rights under the Option shall pass by the Optionee's will or by the laws of descent and distribution.

        3. EXERCISE OF OPTION.

               3.1 NOTICE. The Option shall be exercised by written notice delivered to the Company stating the number of shares with respect to which the Option is being exercised, together with the form of payment allowed in the Plan. If the Option is being exercised by any person(s) other than Optionee, notice shall be accompanied by proof, satisfactory to counsel for the Company, of the right of the applicable person(s) to exercise the Option. Not less than one hundred (100) shares may be purchased at any one time unless the number purchased is the total number which may be purchased under the Option and in no event may the Option be exercised with respect to fractional shares.

               3.2 WITHHOLDING TAX. Optionee may not exercise all or any portion of the Option granted hereunder unless and until Optionee shall have made all arrangements which the Company and its counsel shall deem necessary to satisfy the Company's federal and state income tax withholding obligations, including paying to the Company the amount of any taxes which the Company may be required to withhold with respect thereto, as provided in the Plan.

        4. NONTRANSFERABILITY; DISABILITY OR DEATH OF OPTIONEE. The Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable


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only by Optionee or the Optionee's guardian or legal representative during his lifetime. After death, the persons to whom Optionee's rights under the Option shall have passed by order of a court of competent jurisdiction, by will or by the applicable laws of descent and distribution or the executor or administrator of Optionee's estate, shall have the right to exercise the Option, pursuant to the terms of this Agreement and the Plan. Except as permitted by the preceding sentence, no option granted hereunder may be transferred. assigned, pledged, hypothecated or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so transfer, assign, pledge, hypothecate or otherwise dispose of any option granted hereunder. such option and all rights thereunder shall immediately become null and void.

        5. PRIVILEGES OF STOCK OWNERSHIP. Optionee shall have no rights as a stockholder with respect to the Common Stock until the date of issuance of stock certificates to Optionee. No adjustment will be made for dividends or other rights for which the record date is prior to the date the stock certificates are issued.

        6. NOTIFICATION OF SALE. Subject to Section 7 hereof, Optionee agrees that Optionee, or any person acquiring shares upon exercise of the Option, will notify the Company not more than five (5) days after any sale or other disposition of such shares.

        7. HOLDING OF STOCK AFTER EXERCISE OF OPTION. Optionee hereby represents and covenants that (a) any share of Stock purchased upon exercise of the Option will be purchased for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), unless such purchase has been registered under the Securities Act or applicable state securities law; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, Optionee shall submit a written statement, in form satisfactory to counsel for the Company, to the effect that such representation (x) is true and correct as of the date of purchase of any shares hereunder, or (y) is true and correct as of the date of any sale of any such shares, as applicable. A legend to the foregoing effect shall be placed upon any shares received upon exercise of this Option. As a further condition precedent to any exercise of the Option, Optionee shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance of the shares and, in connection therewith, shall execute any documents which the Board or any committee authorized by the Board shall in its sole discretion deem necessary or advisable.

        8. DELIVERY OF CERTIFICATES.

               Upon the exercise of the Option in whole or in part, the Company shall deliver one or more certificates representing the number of shares purchased against full payment therefor. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in Section 3.2.

        9. ADJUSTMENTS.


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               In the event of any change in the outstanding Common Stock by reason of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization, or any distribution to holders of Common Stock other than a cash dividend, the number and class of shares available under this Plan, the number and class of shares under each outstanding option and the purchase price per share, shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options without a change in the aggregate purchase price.

        10. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of Optionee, acquire any rights hereunder.

        11. NOTICES. Any notice to the Company provided for in this Agreement shall be addressed to it in care of its Chief Financial Officer as its main office, and any notice to Optionee shall be addressed to Optionee's address on file with the Company or a subsidiary corporation, or to such other address as either may designate to the other in writing. Any notice shall be deemed to be duly given if and when enclosed in a properly sealed enveloped and addressed as stated above, and deposited. postage prepaid, in a post office or branch post office regularly maintained by the United States government. In lieu of giving notice by mail as aforesaid, any written notice under this Agreement may be given to Optionee in person, and to the Company by personal delivery to its Chief Financial Officer.

        12. GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the internal laws of the State of California.

        13. COUNTERPARTS. This Agreement may be executed in counterparts each of which shall be deemed an original and which together shall constitute one and the same instrument.

        Please confirm your agreement to the foregoing by signing below where indicated.


                                   THE HARVEY ENTERTAINMENT COMPANY,
                                   a California corporation


                                   By:
                                      -------------------------------
                                      Name:
                                      Title:

AGREED AND ACCEPTED:


/s/ Charles Day
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CHARLES DAY


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